UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2019

VELT INTERNATIONAL GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56020	27-5159463
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

14, Jalan Penguasa B U1/53B Temasya Glenmarie

40150 Shah Alam, Selaqngor, Malaysia

+60(3) 5569 0638

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

23548 Calabasas Road, Suite 106 Calabasas, California

323-713-3244

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VIGC	OTC Markets Group

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

1. On August 4, 2019, the Registrant entered into a Rescission Agreement and Mutual Release (the “Agreement”) with National Health Farm, Inc. (“NHF”) and Taleo Holdings, a 50% shareholder of NHF and Greenvest Limited, a 50% shareholder of NHF (collectively the “Shareholders”). On the terms and subject to the conditions of the Agreement the Registrant and the Shareholders agreed to rescind that certain Acquisition Agreement dated January 24, 2019, which was subsequently amended (collectively the “Acquisition Agreement”). The principal reason for the rescission was, among other things, the inability of NHF to provide audited financial statements which were essential for the Registrant to maintain its SEC reporting status. At the Closing the Shareholders returned to the Registrant the 40,000,000 shares of the Registrant’s common stock received pursuant to the Acquisition Agreement and the Registrant returned all of the shares of NHF that the Registrant received pursuant to the Acquisition Agreement back to the Shareholders. In accordance with the Agreement all parties released each other from any liability which may have arisen in regard to the execution of the Acquisition Agreement or the Agreement

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

2. On August 4, 2019, the Registrant entered into a Rescission Agreement and Mutual Release (the “Agreement”) with THF International (Hong Kong) Ltd (“THF”) and Rural Asset Management Services, Inc., an 85% shareholder of THF (the “Shareholder”). On the terms and subject to the conditions of the Agreement the Registrant and the Shareholder agreed to rescind that certain Acquisition Agreement dated January 24, 2019, which was subsequently amended (collectively the “Acquisition Agreement”). The principal reason for the rescission was, among other things, the inability of THF to provide audited financial statements which were essential for the Registrant to maintain its SEC reporting status. At the Closing the Shareholders returned to the Registrant the 6,800,000 shares of the Registrant’s common stock received pursuant to the Acquisition Agreement and the Registrant returned all of the shares of NHF that the Registrant received pursuant to the Acquisition Agreement back to the Shareholder. In accordance with the Agreement all parties released each other from any liability which may have arisen in regard to the execution of the Acquisition Agreement or the Agreement

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers and Directors

On August 9, 2029, Mr. Ali Kasa resigned as Chief Executive Officer, President and Chief Financial Officer of the Company and as a Board Member, effective immediately. Mr. Kasa’s resignation is not a result of any disagreement with the Company, and the Company thanks Mr. Kasa for his contributions to the Board.

On August 9, 2019, Patricia Yeoh resigned as Secretary and as a Board Member of the Company, effective immediately. Ms. Yeoh’s resignation is not a result of any disagreement with the Company, and the Company thanks Ms. Yeoh for her contributions to the company and to the Board.

Appointment of Officer and Directors

On August 9, 2019, Mr. Gregory Jackson was appointed Chief Executive Officer, President and Chief Financial Officer and Secretary of the Company and as a member of the Board of Directors.

Gregory Jackson received a Bachelor of Business degree from Griffith University in Queensland, Australia. Mr. Jackson also received a Graduate Diploma of Applied Tax Law with The Tax Institute. Mr. Jackson is a member of CPA of Australia and the Institute of Chartered Accountants (ANZ). Mr. Jackson has a varied business accounting and management experience in a diverse group of industries. This has provided a large skill-base, strong business acumen and an ability to maximize synergies through networks. He started his career in Sports Management before being employed in Construction, Civil Construction, Mining Services, Financial Services, Professional Services, Tourism and Hospitality.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Acquisition Agreement between the Registrant and National Health Farm Inc., Taleo Holdings and GreenVest Limited, dated January 24, 2019.
10.2	Acquisition Agreement between the Registrant and THF International (Hong Kong) Ltd. and Rural Asset Management Services, Inc., dated January 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VELT INTERNATIONAL GROUP INC.

Dated: August 9, 2019	By:	/s/ Gregory Jackson
Gregory Jackson
CEO and President

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